EXHIBIT 99.1

3D Systems Buys Rapidform

  Extends Leadership With Powerful Scan-To-CAD and Inspection Solutions
  Expands Channel Reach Globally with Strategic Korean Foothold

ROCK HILL, S.C., Oct. 9, 2012 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it acquired Rapidform, a leading global provider of 3D scan-to-CAD and inspection software tools, located in Seoul, South Korea for $35 million in cash, subject to final closing adjustments.

Rapidform's reverse engineering and inspection software empower product developers to deliver improved product quality and shorter time-to-market. By combining scan data processing, mesh optimization, auto surfacing and CAD modeling in a single, integrated tool, Rapidform has unlocked the power of 3D digitization for engineers and manufacturing professionals worldwide.

3D Systems expects Rapidform to contribute $15 million of revenue and deliver between $0.06 and $0.09 in earnings per share to its 2013 non-GAAP results.

"This is a game-changer for our customers and shareholders, and is well-aligned with our strategic plan," said Abe Reichental, President and CEO of 3D Systems. "We are thrilled to welcome Calvin Hur and his team to our company and we expect that the integration of the Rapidform proprietary products with 3D Systems' extensive portfolio will result in accelerated growth within the rapidly expanding 3D content-to-print space."

"I am very pleased and honored to become part of 3D Systems, a world class leader and innovator," said Calvin Hur, CEO of Rapidform. "Joining 3D Systems provides us with the scale, resources and strategic platform to realize our vision of democratizing the scan-to-CAD workflow for the benefit of designers and engineers."

With the addition of Rapidform, 3D Systems has secured a cornerstone of its fifth growth initiative: to create a seamless, digital scan, design and print platform for the benefit of its customers. This important growth initiative is consistent with the company's overall drive to democratize and deliver integrated 3D content-to-print solutions. Rapidform broadens 3D Systems' range of capabilities with complementary products and technology, and extends its coverage and breadth globally with a significant foothold in South Korea and Japan.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast today, October 9, 2012, at 9:00 a.m., Eastern Time, to discuss its acquisition of Rapidform.

To access the webcast, log onto 3D Systems' web site at investor.3dsystems.com. The webcast will be also available for replay beginning approximately two hours after completion of the call.

To access this conference call and participate in the Q&A session, dial 1-866-700-5192 from in the U.S. or 1-617-213-8833 from outside the U.S., and enter participant code 22542418.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides CAD software and plugins, and affordable consumer create-and-make printers, apps and services. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, create, communicate, prototype or produce real parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Rapidform

Rapidform products help companies unlock the power of 3D scanning. The company's software solutions are among the most widely installed products around the globe for reverse engineering, 3D imaging and inspection using 3D scan data. Rapidform makes 3D scanning an extremely powerful tool for a variety of applications and is used in fields such as manufacturing, R&D, quality inspection, medical research and civil engineering. Leading companies including Audi, Ford, Hyundai, Toyota, Rolls Royce, Volkswagen, Hitachi, Panasonic, Oakley, Samsung, Sony, Alcoa, and Bentley use Rapidform's advanced technology to innovate throughout their research, design, manufacturing and quality control processes.

To experience the entire range of Rapidform 3D scan-to-CAD products and services, please visit www.rapidform.com.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com